                                                                    EXHIBIT 12.1
Dollars in Millions Except Per Share Amounts


                           COLGATE-PALMOLIVE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

--------------------------------------------------------------------------------

                                                                                      Year Ended
                                                                                   December 31, 1999
                                                                             -----------------------------
Income before income taxes                                                                       $1,394.6

Add:
Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                            212.2
Portion of rents representative of interest factor                                                   33.7
Interest on ESOP debt, net of dividends                                                               2.9

Less:
Income of less than fifty-percent-owned subsidiaries                                                 (5.3)
                                                                                                 --------

Income as adjusted                                                                               $1,638.1
                                                                                                 ========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                            212.2
Portion of rents representative of interest factor                                                   33.7
Interest on ESOP debt, net of dividends                                                               2.9
Capitalized interest                                                                                 11.8
                                                                                                 --------

Total fixed charges                                                                              $  260.6
                                                                                                 ========


Ratio of earnings to fixed charges                                                                    6.3
                                                                                                 ========


In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.7%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $32.0 in 1999. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                                                                    EXHIBIT 12.1
Dollars in Millions Except Per Share Amounts


                           COLGATE-PALMOLIVE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

--------------------------------------------------------------------------------

                                                                                      Year Ended
                                                                                   December 31, 1998
                                                                             -----------------------------
Income before income taxes                                                                       $1,250.1

Add:
Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                            204.5
Portion of rents representative of interest factor                                                   34.2
Interest on ESOP debt, net of dividends                                                               3.2

Less:
Income of less than fifty-percent-owned subsidiaries                                                 (5.3)
                                                                                                 --------

Income as adjusted                                                                               $1,486.7
                                                                                                 ========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                         $  204.5
Portion of rents representative of interest factor                                                   34.2
Interest on ESOP debt, net of dividends                                                               3.2
Capitalized interest                                                                                 12.3
                                                                                                 --------
                                                                                                 $  254.2
                                                                                                 ========
Total fixed charges


Ratio of earnings to fixed charges                                                                    5.8
                                                                                                 ========


In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.7%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $32.5 in 1998. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                                                                    EXHIBIT 12.1
Dollars in Millions Except Per Share Amounts


                           COLGATE-PALMOLIVE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

--------------------------------------------------------------------------------

                                                                                      Year Ended
                                                                                  December 31, 1997
                                                                             ----------------------------
Income before income taxes                                                                      $1,102.3

Add:
Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                           231.6
Portion of rents representative of interest factor                                                  31.5
Interest on ESOP debt, net of dividends                                                              3.2

Less:
Income of less than fifty-percent-owned subsidiaries                                                (5.6)
                                                                                                --------

Income as adjusted                                                                              $1,363.0
                                                                                                ========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                        $  231.6
Portion of rents representative of interest factor                                                  31.5
Interest on ESOP debt, net of dividends                                                              3.2
Capitalized interest                                                                                10.0
                                                                                                --------

Total fixed charges                                                                             $  276.3
                                                                                                ========


Ratio of earnings to fixed charges                                                                   4.9
                                                                                                ========



In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.6%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $33.0 in 1997. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                                                                    EXHIBIT 12.1

                           COLGATE-PALMOLIVE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        Dollars in Millions (Unaudited)

--------------------------------------------------------------------------------

                                                                                      Year Ended
                                                                                  December 31, 1996
                                                                             ----------------------------
Income before income taxes                                                                      $  954.6

Add:
Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                           231.7
Portion of rents representative of interest factor                                                  31.1
Interest on ESOP debt, net of dividends                                                              2.4

Less:
Income of less than fifty-percent-owned subsidiaries                                                (7.8)
                                                                                                --------

Income as adjusted                                                                              $1,212.0
                                                                                                ========

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                        $  231.7
Portion of rents representative of interest factor                                                  31.1
Interest on ESOP debt, net of dividends                                                              2.4
Capitalized interest                                                                                12.7
                                                                                                --------

Total fixed charges                                                                             $  277.9
                                                                                                ========


Ratio of earnings to fixed charges                                                                   4.4
                                                                                                ========



In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.6%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $33.5 in 1996. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.

                                                                    EXHIBIT 12.1

                           COLGATE-PALMOLIVE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        Dollars in Millions (Unaudited)

--------------------------------------------------------------------------------

                                                                                      Year Ended
                                                                                  December 31, 1995
                                                                             ----------------------------
Income before income taxes and cumulative effect on prior
  years of accounting changes                                                                     $363.5
Add:
Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                           236.0
Portion of rents representative of interest factor                                                  30.6
Interest on ESOP debt, net of dividends                                                              2.2

Less:
Income of less than fifty-percent-owned subsidiaries                                                (7.3)
                                                                                                  ------

Income as adjusted                                                                                $625.0
                                                                                                  ======

Fixed Charges:

Interest on indebtedness and amortization of debt expense and discount or
 premium                                                                                          $236.0
Portion of rents representative of interest factor                                                  30.6
Interest on ESOP debt, net of dividends                                                              2.2
Capitalized interest                                                                                14.7
                                                                                                  ------

Total fixed charges                                                                               $283.5
                                                                                                  ======


Ratio of earnings to fixed charges                                                                   2.2
                                                                                                  ======



In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 long-term notes due through 2009 bearing an average interest rate of 8.6%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $33.9 in 1995. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.